                                                                Exhibit 4(a)(ii)

                                          Anchor National Life Insurance Company
                                          1 SunAmerica Center
                                          Los Angeles, CA 90067-6022
                                          A capital stock company

--------------------------------------------------------------------------------

This is a legal contract issued in consideration of the payment of the Initial Premium. We will make annuity payments to the Annuitant as set forth in this certificate beginning on the Annuity Date.

READ YOUR CERTIFICATE CAREFULLY

RIGHT TO CANCEL THIS CERTIFICATE

This certificate may be returned within 10 days after You receive it. It can be mailed or delivered to either Us or Our agent. Return of this certificate by mail is effective as of the date of its postmark, properly addressed and postage pre-paid. The returned certificate will be treated as if We had never issued it. We will promptly refund the Contract Value as of the date of return; this may be more or less than the premium paid.

For Individual Retirement Annuities, a refund of the Premium(s) may be required. Therefore, We reserve the right to allocate Your Premium(s) to the Money Market Portfolio until the end of the Right To Cancel period. Thereafter, allocations will be made as shown on the application.

This is a variable annuity certificate. Annuity payments and Contract Value may increase or decrease depending on the experience of the Variable Account identified on the Contract Schedule.

Signed by the Company:


        /s/ Christine A. Nixon                       /s/  Jana W. Greer
--------------------------------------    --------------------------------------
            Christine A. Nixon                         Jana W. Greer
               Secretary                                President

                             CERTIFICATE OF COVERAGE

                                VARIABLE ANNUITY
                                NONPARTICIPATING

                                TABLE OF CONTENTS

                                                                            PAGE
CONTRACT SCHEDULE                                                              3
DEFINITIONS                                                                    4
GENERAL PROVISIONS                                                             5
OWNERSHIP PROVISIONS                                                           6
BENEFICIARY PROVISIONS                                                         6
PREMIUM PROVISIONS                                                             7
CERTIFICATE CHARGES                                                            7
VARIABLE ACCOUNT                                                               8
GUARANTEED ACCOUNT                                                             8
TRANSFERS                                                                      9
ANNUITY PROVISIONS                                                            10
ANNUITY OPTIONS                                                               10
DEATH BENEFIT                                                                 12
SURRENDER PROVISIONS                                                          13
DELAY OF PAYMENTS                                                             13
FIXED ANNUITY OPTIONS TABLE                                                   14
VARIABLE ANNUITY OPTIONS TABLE                                                15

                                CONTRACT SCHEDULE


CERTIFICATE NUMBER: 5678            INITIAL PREMIUM:            $5,000

OWNER:              JOHN DOE        MINIMUM SUBSEQUENT PREMIUM: [$1,000]

JOINT OWNER:        JANE DOE        EFFECTIVE DATE:             December 1, 2000

ANNUITANT:          JOHN DOE        ANNUITY DATE:               December 1, 2030

BENEFICIARY:        JANE DOE

[CERTIFICATE MAINTENANCE CHARGE: [$30.00] each Contract Year. [Before the Annuity Date, this charge may be waived for each year that the Contract Value exceeds $50,000 on the Contract Anniversary.]

SEPARATE ACCOUNT CHARGE: Equal on an annual basis to [1.60%] of the average daily net assets of the Variable Account.

[ACCIDENTAL DEATH BENEFIT CHARGE: Equal on an annual basis to [0.05%] of the average daily net assets of the Variable Account.]

[ANNUAL RATCHET RIDER CHARGE: Equal on an annual basis to [0.10%] of the net assets of the Variable Account; this charge will be calculated and deducted monthly.]

[EQUITY ASSURANCE PLAN RIDER CHARGE: Equal on an annual basis to [0.07%] of the average daily net assets of the Variable Account up to the Contract Anniversary concurrent with or next following the Owner's 60th birthday, and [0.20%] thereafter; this charge will be calculated and deducted monthly.]

[ENHANCED EQUITY ASSURANCE PLAN RIDER CHARGE: Equal on an annual basis to [0.17%] of the average daily net assets of the Variable Account up to the Contract Anniversary concurrent with or next following the owner's 60th birthday, and [0.30%] thereafter.]

[ESTATE BENEFIT PAYMENT: Equal on an annual basis to [0.20%] of the average daily net assets of the Variable Account.]

TRANSFER FEE: [$10.00] per transfer. However, we will not make a charge for the first [12] transfers in any Contract Year.

SEPARATE ACCOUNT:   [Variable Account I]

ANNUITY SERVICE OFFICE:   [   Anchor National Life Insurance Company
                              c/o Delaware Valley Financial Services
                                         300 Berwyn Park
                                          P.O. Box 3031
                                      Berwyn, PA 19312-0031
                                         (800) 255-8402                ]

================================================================================

                                   DEFINITIONS

ACCUMULATION UNIT - An accounting unit of measure used to calculate the Contract Value prior to the Annuity Date.

ADMINISTRATIVE OFFICE - The Annuity Service Office of the Company as designated on the Contract Schedule.

ANNUITANT - The person designated by the Owner upon whose continuation of life any annuity payment involving life contingencies depends.

ANNUITY DATE - The date on which annuity payments are to commence.

ANNUITY OPTION - An arrangement under which annuity payments are made under this certificate.

ANNUITY UNIT - An accounting unit of measure used to calculate annuity payments after the Annuity Date.

BENEFICIARY - The person(s) who is(are) entitled to the Death Benefit of this certificate when there is no surviving Owner or the person(s) who is(are) entitled to receive the remaining annuity payments, if any, when the Annuitant dies after the Annuity Date.

CONTRACT ANNIVERSARY - An anniversary of the Effective Date of this certificate.

CONTRACT VALUE - The dollar value as of any Valuation Date of all amounts accumulated under this certificate.

CONTRACT YEAR - Each period of twelve (12) months commencing with the Effective Date of this certificate.

EFFECTIVE DATE - The date shown on the Contract Schedule on which the first Contract Year begins for this certificate.

ELIGIBLE INVESTMENT(S) - Those investments available under the certificate. Eligible Investments, at the time this certificate is issued, are shown in the application for this certificate.

GUARANTEED ACCOUNT - A part of Our General Account which earns a Guaranteed Rate of interest.

JOINT OWNER - The person named as Joint Owner on the application and listed on the Contract Schedule, unless subsequently changed. The Joint Owner, if any, possesses an undivided interest in this certificate in conjunction with the Owner. All references within this certificate to Owner will also apply to the Joint Owner.

OWNER - The person named as Owner on the application and listed on the Contract Schedule, unless subsequently changed. The Owner has all rights under this certificate.

PREMIUM - Purchase payments are referred to in this certificate as Premiums.

SUBACCOUNT - A division of the Variable Account established to invest in a particular portfolio of Eligible Investments.

VALUATION DATE - Each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD - The period between the close of business of the New York Stock Exchange on any Valuation Date and the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT - The Separate Account designated on the Contract Schedule.

WE, OUR, US - Anchor National Life Insurance Company.

WRITTEN REQUEST - A request made in a form satisfactory to Us and either signed by You or confirmed by Us in writing to You. A Written Request takes effect when received and recorded at Our Administrative Office unless specifically noted as otherwise within this certificate.

YOU, YOUR - The Owner of this certificate.

================================================================================

                               GENERAL PROVISIONS

THE CONTRACT - The entire contract consists of the group contract, this certificate and any attached endorsement(s), rider(s) or application(s). Nothing in the group contract invalidates or impairs any right granted to You under this certificate. This certificate may be changed or altered only by Our President or Secretary or one of Our Vice Presidents. Any change, modification or waiver must be made in writing.

NON-PARTICIPATION IN SURPLUS - This certificate does not share in any distribution of Our profits or surplus.

INCONTESTABILITY - This certificate is not contestable.

MISSTATEMENT OF AGE OR SEX - We will require proof of age and sex of the Annuitant before making any life annuity payment provided for by this certificate. If the age or sex of the Annuitant has been misstated, the amount payable will be the amount that the Contract Value would have provided at the correct age or sex.

Once annuity payments have begun, any underpayments will be made up in one sum including interest at the annual rate of 3%, unless a higher interest rate is required by the law of the jurisdiction where this certificate is delivered, with the next annuity payment. Overpayments including interest at the annual rate of 3%, unless a higher interest rate is required by the law of the jurisdiction where this certificate is delivered, will be deducted from the future annuity payments until the total is repaid.

CERTIFICATE SETTLEMENT - This certificate must be returned to Us upon settlement as a death claim. Prior to any settlement as a death claim, due proof of death must be submitted to Us.

FACILITY OF PAYMENT - If any recipient is unable to give a valid receipt for a payment made under this certificate, We may make payments to the person who, in Our opinion, is caring for that recipient until claim is made by the recipient's duly appointed guardian or other legal representative.

REPORTS - We will furnish You with a report showing the Contract Value at least once each calendar year. This report will be sent to Your last known address.

TAXES - Any taxes, if applicable, paid to any governmental entity will be charged against the Premiums or the Contract Value, depending upon the Owner's state of residence. We may, at Our sole discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Our payment of such taxes at an earlier date does not waive any right We may have to deduct amounts at a later date.

EVIDENCE OF SURVIVAL - Where any benefits under this certificate are contingent upon the recipient being alive on a given date, We will require proof satisfactory to Us that the condition has been met.

PROTECTION OF PROCEEDS - No payment under this certificate may be commuted or assigned before it is due. To the extent permitted by law, no payments will be subject to any creditor claim nor to any judicial process for payment of such claim.

MODIFICATION OF CERTIFICATE - This certificate may not be modified by Us, without Your consent except as may be required by applicable law. If the state insurance laws or regulations, the federal securities or tax laws or regulations, or any regulations under which this certificate would qualify as an annuity change, We may amend this certificate to comply with these changes.

MINIMUM BENEFITS - Any paid-up annuity, cash surrender or Death Benefit that may be available under this certificate is not less than the minimum benefits required by statute in the jurisdiction in which this certificate is delivered.

CONTINUATION OF CERTIFICATE COVERAGE - If the group contract under which this certificate is issued should terminate, coverage may be continued under this certificate unless it is surrendered or otherwise ends in accordance with its terms.

================================================================================

                              OWNERSHIP PROVISIONS

OWNER - The Owner and any applicable Joint Owner are named on the Contract Schedule.

If there is an Owner and Joint Owner for this certificate, then both owners must agree to any change in this certificate. If one Owner dies, the surviving Owner retains all rights of this certificate. All references within this certificate to Owner will apply to both the Owner and Joint Owner or either of them.

The Owner may exercise all the rights of this certificate, subject to the rights of:

1.   any assignee under an assignment filed with Our Administrative Office; and

2.   any irrevocably named Beneficiary.

ASSIGNMENT - You may assign this certificate while the Annuitant is alive and before the Annuity Date. A copy of any assignment must be filed with Our Administrative Office. We are not responsible for the validity of any assignment. If You assign this certificate, Your rights and those of any Beneficiary will be subject to the assignment. An assignment will not affect any payments We may make or actions We may take before such assignment has been recorded at Our Administrative Office. The assignment will not be recorded until We have received sufficient direction from the Owner and assignee as to the proper allocation of rights under this certificate between the Owner and the assignee.

A change in an assignment may result in adverse tax consequences.

================================================================================

                             BENEFICIARY PROVISIONS

BENEFICIARY - The Beneficiary is as stated on the application, unless later changed by Your Written Request. One or more beneficiaries can be named in the application. If more than one Beneficiary is named, each can be classed as primary or contingent. If two or more persons are named in a class, their shares in the proceeds can be stated. The stated shares in the proceeds will be paid to any primary beneficiaries. If no primary beneficiaries survive, payment will be made to any surviving contingent beneficiaries. If You have not made other arrangements with Us, Beneficiaries who survive in the same class will share the proceeds equally.

DEATH OF BENEFICIARY - If no named Beneficiary is living at the time a Death Benefit becomes payable, We will pay the Death Benefit to the Owner, or, if no Owner is alive, to the last surviving Owner's estate.

CHANGE OF BENEFICIARY - To change a Beneficiary, a Written Request for a change of Beneficiary must be received at Our Administrative Office. If the request is received at Our Administrative Office after the death of the Owner, it will be effective only if no payment has been made. After the change is recorded, it will take effect as of the date the request was signed.

================================================================================

                               PREMIUM PROVISIONS

PREMIUM - The Initial Premium is due on or before the Effective Date. Thereafter, Premium payments may be made at any time prior to the Annuity Date, in an amount equal to or greater than the Minimum Subsequent Premium amount, shown on the Contract Schedule.

ALLOCATION OF PREMIUM PAYMENTS - Premiums may be allocated to one or more of the Subaccounts of the Variable Account or to the Guaranteed Account. Whole percentages must be used. The allocation of the Initial Premium is shown on the application. You may change the allocation at any time. We will send confirmation of Your changes. Any subsequent Premium received will be allocated in accordance with the most recently received allocation instructions.

================================================================================

                               CERTIFICATE CHARGES

All charges and fees shown on the Contract Schedule are the maximum amounts which We may charge. We may, however, charge less than the maximum.

SEPARATE ACCOUNT CHARGE - This charge, as shown on the Contract Schedule, on an annualized basis equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the certificate is allocated. This charge compensates us for mortality and expense risks and distribution and administration expenses associated with the certificate. We subtract this charge daily. We reserve the right to assess a charge on a class which is less than the charge specified on the Contract Schedule.

[CERTIFICATE MAINTENANCE CHARGE - We deduct an annual Certificate Maintenance Charge shown on the Contract Schedule. The Certificate Maintenance Charge will be deducted from the Contract Value on each Contract Anniversary while this certificate is in force. Prior to the Annuity Date, the Certificate Maintenance Charge will be deducted from the Contract Value by canceling Accumulation Units. The number of Accumulation Units to be canceled from each applicable Subaccount will be in the ratio that the value of each Subaccount bears to the total Contract Value.
If this certificate is surrendered for its full Surrender Value on other than a Contract Anniversary, the full Certificate Maintenance Charge due on the next Contract Anniversary will be deducted at the time of surrender.

On and after the Annuity Date, the Certificate Maintenance Charge will be pro-rated and collected on a monthly basis. This amount will be subtracted from the monthly annuity payments.]

================================================================================

                                VARIABLE ACCOUNT

GENERAL DESCRIPTION - The name of the Variable Account is shown on the Contract Schedule. The assets of the Variable Account and each Subaccount are Our property, but are not chargeable with the liabilities arising out of any other business We may conduct, except to the extent that Variable Account assets exceed Variable Account liabilities arising under the contracts or certificates supported by the Variable Account. The Variable Account and each Subaccount is separate from Our General Account and any other separate account or Subaccount We may have.

INVESTMENT ALLOCATIONS TO THE VARIABLE ACCOUNT - The Variable Account consists of Subaccounts and each Subaccount may invest its assets in a separate class of shares of a designated investment company or companies.

We have the right to change, add or delete designated investment companies. We have the right to add or remove Subaccounts. We also have the right to combine any two or more Subaccounts.

VALUATION OF ASSETS - Assets within each Subaccount will be valued at their net asset value on each Valuation Date.

CONTRACT VALUE - Premiums are allocated among the various Subaccounts within the Variable Account. For each Subaccount, the Premiums are converted into Accumulation Units. The number of Accumulation Units credited to the certificate is determined by dividing the Premiums allocated to the Subaccount by the value of the Accumulation Unit for the Subaccount. Surrenders will result in the cancellation of Accumulation Units. The value of the certificate is the sum of the values for the certificate within each Subaccount and the Guaranteed Account. The value of each Subaccount is determined by multiplying the number of Accumulation Units attributable to the Subaccount by the Accumulation Unit value for the Subaccount, independent of the value of any other Subaccount.

ACCUMULATION UNIT VALUES - The value of an Accumulation Unit will vary in accordance with the investment experience of the underlying portfolio in which the Subaccount invests. The value of an Accumulation Unit is expected to increase or decrease from Valuation Period to Valuation Period. The value of an Accumulation Unit in each Subaccount will change daily to reflect the investment experience of the corresponding underlying portfolio as well as the daily deduction of the Certificate Charges. The number of Accumulation Units credited to this certificate will not change as a result of any fluctuations in the value of an Accumulation Unit.

================================================================================

                               GUARANTEED ACCOUNT

GENERAL DESCRIPTION - The Guaranteed Account is a part of Our General Account. The amount You have in the Guaranteed Account at any time is a result of Premiums You have allocated to it or any part of Your Contract Value you have transferred to it.

GUARANTEE PERIODS - The portion of Your Contract Value within the Guaranteed Account is credited with interest at rates guaranteed by Us for the Guarantee Period(s) selected. Interest is credited on a daily basis at the then applicable effective guaranteed interest rate for the applicable Guarantee Period. You may select from one or more Guarantee Periods which we offer at any particular time. We reserve the right at any time to add or delete Guarantee Periods. If You have allocated any part of Your Initial Premium to a Guarantee Period, the amount allocated, as well as the duration of the Guarantee Period is shown on the application.

The guaranteed interest rate applicable to an allocation of Premium or transfer of Contract Value to a Guarantee Period is the rate in effect for that Guarantee Period at the time of the allocation or transfer. If You have allocated or transferred amounts at different times to the Guaranteed Account, each allocation or transfer may have a unique effective guaranteed interest rate associated with that amount. We guarantee that the effective annual rate of interest for the Guaranteed Account, including any of the Guaranteed Periods, will not be less than 3%.

================================================================================

                                    TRANSFERS

During the Accumulation Period, or after the Annuity Date, provided a variable Annuity Option was selected, You may transfer all or part of Your value, in a Subaccount, or allocated to a Guarantee Period of the Guaranteed Account, to another Subaccount or Guarantee Period of the Guaranteed Account. However, after the Annuity Date no transfers may be made between a Subaccount and the Guaranteed Account. The Transfer Fee is shown on the Certificate Schedule.

All transfers are subject to the following:

1. The deduction of any Transfer Fee that may be imposed will be deducted from the amount which is transferred. However, no Transfer Fee will be imposed on transfers resulting from the expiration of a Guarantee Period.

2. If We have not received transfer instructions prior to the end of a Guarantee Period in which You have Contract Value, We will automatically transfer it to a new Guarantee Period of the same duration and under the same restrictions as if You had requested such transfer. However, if a new Guarantee Period of the same duration is not available, then that portion of Your Contract Value will be transferred to the Guarantee Period next shortest in duration.

3.   The minimum amount which may be transferred is the lesser of (A) $1,000 or
     (B) Your entire value in the Subaccount or in the amount allocated to a Guarantee Period of the Guaranteed Account.

4. No partial transfer will be made if, as a result of such transfer, Your remaining Contract Value in the Subaccount or in the amount allocated to the Guarantee Period of the Guaranteed Account would be less than $1,000.

5. Transfers will be effected during the Valuation Period next following receipt by Us of a Written Request containing all required information. However, no transfer may be made effective within seven calendar days of the date on which any annuity payment is due.

6.   Any transfer request must clearly specify:

     a.   the amount which is to be transferred; and

     b. the Subaccounts or Guarantee Periods of the Guaranteed Account which are to be affected.

7. After the Annuity Date, transfers may not take place between a fixed Annuity Option and a variable Annuity Option.

================================================================================

                               ANNUITY PROVISIONS

ANNUITY PAYMENTS - Beginning on the Annuity Date, We will make annuity payments to the Annuitant in accordance with the Annuity Option in effect on that date.

Annuity payments will be made on a monthly basis unless such payments would be less than $100 per month. In that event, we reserve the right to amend the frequency of annuity payments to be semi-annual or annual to ensure annuity payments are at least $100 per payment.

CHANGE IN ANNUITY DATE - You may, upon at least thirty (30) days prior Written Request, at any time prior to the Annuity Date, change the Annuity Date shown on the Contract Schedule. The Annuity Date must always be the first day of a calendar month.

Unless We approve otherwise, the new Annuity Date must be at least two years after the Effective Date. The latest Annuity Date is the first day of the first calendar month following the Annuitant's 90th birthday or such earlier date as may be set by applicable law.

SELECTION OF ANNUITY OPTION - If the Annuitant is alive on the Annuity Date, We will apply the Contract Value to provide an income on the basis of a life income with 10 years guaranteed, unless another Annuity Option has been selected. You may however, upon at least thirty (30) days prior Written Request, at any time prior to the Annuity Date, select and/or change the Annuity Option.

================================================================================

                                ANNUITY OPTIONS

ANNUITY OPTION - The Annuity Option you select may be on a fixed or variable basis, or a combination thereof. We may, at the time of election of an Annuity Option, offer more favorable rates in lieu of those here guaranteed. We may also make available other income options.

OPTION 1 - LIFE INCOME. Annuity payments are paid during the life of an Annuitant ceasing with the last Annuity Payment due prior to the Annuitant's death.

OPTION 2 - LIFE INCOME WITH 10 YEAR GUARANTEE. Annuity payments are paid during the life of an Annuitant, but at least for a 10 year minimum period.

OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY. Annuity payments are paid during the joint lifetime of the Annuitant and a designated second person and are paid thereafter during the remaining lifetime of the survivor, ceasing with the last annuity payment due prior to the survivor's death.

FIXED ANNUITY OPTION

The fixed dollar amount of each fixed annuity payment is determined by multiplying the available Contract Value (after the deduction of any premium taxes, if applicable, not previously deducted) by the factor in the Fixed Annuity Option Table for the option chosen, using the age and sex of the Annuitant and Joint Annuitant, if any, divided by 1,000. The tables are determined from the Annuity 2000 Table projected with Scale G to the year of annuitization, with interest at the rate of 3.00% per annum.

================================================================================

--------------------------------------------------------------------------------

VARIABLE ANNUITY OPTION

The amount of the first variable annuity payment depends on the Annuity Option elected and the age and sex of the Annuitant. This certificate contains a Variable Annuity Options Table indicating the dollar amount of the first monthly payment under each optional annuity form for each $1,000 of value applied. The tables are determined from the Annuity 2000 Table projected with Scale G to the year of annuitization, with interest at the rate of 5.00% per annum.

The 5.00% interest rate assumed in the annuity tables would produce level annuity payments if the net investment rate remained constant at 5.00% per year. Subsequent payments will be less than, equal to, or greater than the first payment depending upon whether the actual net investment rate is less than, equal to, or greater than 5.00%.

The dollar amount of the first variable annuity payment is determined by applying the available value (after deduction of any premium taxes, if applicable, not previously deducted) to the table using the age and sex of the Annuitant and any joint Annuitant. The number of Annuity Units is then determined by dividing this dollar amount by the then current Annuity Unit value. Thereafter, the number of Annuity Units remains unchanged during the period of annuity payments. This determination is made separately for each Subaccount of the Variable Account. The number of Annuity Units is determined for each Subaccount and is based upon the available value in each Subaccount as of the date annuity payments are to begin. The dollar amount determined for each Subaccount will then be aggregated for purposes of making payments. The dollar amount of the second and later variable annuity payments is equal to the number of Annuity Units determined for each Subaccount times the Annuity Unit value for that Subaccount as of the due date of the payment. This amount may increase or decrease from month to month. The value of an Annuity Unit for a Subaccount is determined as shown below, by subtracting item 2. from item 1, dividing that result by item 3 and multiplying the result by a factor to neutralize the assumed net investment rate, discussed above, per annum where:

1. is the net result of the assets of the Subaccount attributable to the Annuity units,

     a)   plus the cumulative credit; or

     b)   minus the cumulative charge

     for taxes reserved, which credit or charge is determined by Us to have resulted from the operation of the Subaccount;

2. is the cumulative unpaid amounts for the Separate Account Charge which is shown on the Contract Schedule; and

3.   is the number of Annuity Units outstanding at the end of the Valuation
     Period.

The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.

================================================================================

                                  DEATH BENEFIT

DEATH OF THE OWNER - If an Owner dies before the Annuity Date and there is a surviving Joint Owner, a Death Benefit is payable to the surviving Joint Owner. If an Owner dies prior to the Annuity Date and there is no surviving Joint Owner, a Death Benefit is payable to the Beneficiary. Unless the Owner and Joint Owner(if any) have previously designated a payment option, the Beneficiary must elect one of the Death Benefit payment options below. The value of the Death Benefit will be determined as of the date We receive proof of death in a form acceptable to Us. We will pay the Death Benefit equal to the greater of:

1. the total of all Premiums reduced for any partial surrenders (and any charges applicable to each such partial surrender) in the same proportion that the Contract Value was reduced on the date of each such partial surrender; or

2.   the Contract Value.

The surviving Joint Owner or Beneficiary may elect one of the following Death Benefit payment options to be paid as follows:

1. payment of the entire Death Benefit within 5 years of the date of the Owner's death; or

2. payment over the lifetime of the surviving Joint Owner or designated Beneficiary with distribution beginning within 1 year of the date of death of the Owner (see Annuity Options section of this certificate); or

3. if the surviving Joint Owner or designated Beneficiary is a spouse of the deceased Owner, he/she can continue this certificate in his/her own name.

If no payment option is elected within 60 days of Our receipt of proof of the Owner's death, a single sum settlement will be made at the end of the sixty (60) day period following such receipt. Upon payment of the Death Benefit, this certificate will end.

If the Owner is a person other than the Annuitant, and if the Owner's death occurs on or after the Annuity Date, no Death Benefit will be payable under this certificate. Any guaranteed payments remaining unpaid will continue to be paid to the Annuitant pursuant to the Annuity Option in force at the date of the Owner's death.

If the Owner is not a person, We will treat the death of the Annuitant before the Annuity Date as the Death of the Owner.

DEATH OF THE ANNUITANT - If the Annuitant is a person other than the Owner and the Owner is an individual, and if the Annuitant dies before the Annuity Date, a new Annuitant may be named by the Owner. If no new Annuitant is named within sixty (60) days of Our receipt of proof of death, the Owner will be the new Annuitant. If the Annuitant dies after the Annuity Date, the remaining payments, if any, will be as specified in the Annuity Option elected. We will require proof of the Annuitant's death. Death benefits, if any, will be paid to the designated Beneficiary at least as rapidly as under the method of distribution in effect at the Annuitant's death.

================================================================================

                              SURRENDER PROVISIONS

SURRENDER - While this certificate is in force and before the Annuity Date, We will, upon Written Request, allow the surrender of all or a portion of this certificate for its Surrender Value. Surrenders will result in the cancellation of Accumulation Units from each applicable Subaccount and the Guaranteed Account in the ratio that the value of each Subaccount bears to the total Contract Value. You must specify in writing in advance which units are to be canceled if other than the above described method of cancellation is desired. We will pay the amount of any surrender within seven (7) days of receipt of a request in a form acceptable to us unless the "Delay of Payments" provision is in effect.

The Surrender Value will be the Contract Value as of the date of Our receipt of Your written surrender request, reduced by the sum of:

1.   any applicable premium taxes not previously deducted; plus

2.   [any applicable Certificate Maintenance Charge.]

================================================================================

                                DELAY OF PAYMENTS

DELAY OF PAYMENTS - We will make any payments under this certificate within 7 days (or any shorter period, if required by law) of a request received in good order. We reserve the right to suspend or postpone any type of payment from the Variable Account for any period when:

1. the New York Stock Exchange is closed for other than customary weekend and holiday closings;

2.   trading on the Exchange is restricted;

3. an emergency exists as a result of which it is not reasonably practicable to dispose of securities held in the Variable Account, or to determine their value; or

4. the Securities and Exchange Commission so permits delay for the protection of security holders.

The applicable rules of the Securities and Exchange Commission will govern as to whether the conditions in 2. or 3. exist.

We reserve the right to delay any type of payment from the General Account for up to six (6) months from the date we receive the request for payment.

                           Fixed Annuity Option Tables

---------------------------------------------------------------------------------------------
                                    Option 1: Life Income
---------------------------------------------------------------------------------------------
                                  Monthly Income per $1,000
---------------------------------------------------------------------------------------------
   Year of
Annuitization         2010                2020                2030                2040
---------------------------------------------------------------------------------------------
     Age         Male     Female     Male     Female     Male     Female     Male     Female
---------------------------------------------------------------------------------------------
     30          3.16      3.06      3.12      3.03      3.09      3.00      3.06      2.97
---------------------------------------------------------------------------------------------
     35          3.30      3.18      3.25      3.14      3.21      3.10      3.18      3.07
---------------------------------------------------------------------------------------------
     40          3.48      3.32      3.42      3.28      3.37      3.23      3.32      3.20
---------------------------------------------------------------------------------------------
     45          3.70      3.51      3.63      3.45      3.57      3.40      3.51      3.35
---------------------------------------------------------------------------------------------
     50          3.98      3.74      3.89      3.67      3.82      3.60      3.74      3.54
---------------------------------------------------------------------------------------------
     55          4.34      4.05      4.23      3.95      4.13      3.87      4.04      3.79
---------------------------------------------------------------------------------------------
     60          4.82      4.45      4.68      4.33      4.55      4.22      4.43      4.12
---------------------------------------------------------------------------------------------
     65          5.48      4.99      5.29      4.83      5.12      4.68      4.96      4.55
---------------------------------------------------------------------------------------------
     70          6.38      5.75      6.13      5.53      5.89      5.33      5.69      5.16
---------------------------------------------------------------------------------------------
     75          7.62      6.86      7.26      6.54      6.95      6.26      6.66      6.02
---------------------------------------------------------------------------------------------
     80          9.35      8.48      8.85      8.02      8.41      7.61      8.02      7.26
---------------------------------------------------------------------------------------------
     85         11.76     10.89     11.08     10.21     10.48      9.62      9.96      9.11
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                         Option 2: Life Income with 10 year Guarantee
---------------------------------------------------------------------------------------------
                                  Monthly Income per $1,000
---------------------------------------------------------------------------------------------
   Year of
Annuitization         2010                2020                2030                2040
---------------------------------------------------------------------------------------------
     Age         Male     Female     Male     Female     Male     Female     Male     Female
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
     30          3.16      3.06      3.12      3.03      3.09      3.00      3.06      2.97
---------------------------------------------------------------------------------------------
     35          3.30      3.17      3.25      3.14      3.21      3.10      3.17      3.07
---------------------------------------------------------------------------------------------
     40          3.47      3.32      3.42      3.27      3.37      3.23      3.32      3.19
---------------------------------------------------------------------------------------------
     45          3.69      3.50      3.62      3.44      3.56      3.39      3.50      3.35
---------------------------------------------------------------------------------------------
     50          3.96      3.73      3.87      3.66      3.80      3.60      3.73      3.54
---------------------------------------------------------------------------------------------
     55          4.30      4.03      4.20      3.94      4.10      3.86      4.02      3.78
---------------------------------------------------------------------------------------------
     60          4.74      4.41      4.61      4.29      4.50      4.19      4.39      4.10
---------------------------------------------------------------------------------------------
     65          5.31      4.91      5.15      4.76      5.01      4.63      4.87      4.51
---------------------------------------------------------------------------------------------
     70          6.02      5.57      5.83      5.39      5.65      5.22      5.48      5.07
---------------------------------------------------------------------------------------------
     75          6.85      6.42      6.63      6.19      6.42      5.98      6.23      5.79
---------------------------------------------------------------------------------------------
     80          7.73      7.40      7.51      7.16      7.30      6.92      7.10      6.70
---------------------------------------------------------------------------------------------
     85          8.52      8.34      8.35      8.13      8.18      7.93      8.02      7.73
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                 Option 3: Joint and Last Survivor Annuity (Male and Female)
---------------------------------------------------------------------------------------------
                                  Monthly Income per $1,000
---------------------------------------------------------------------------------------------
   Year of
Annuitization                   2020                                    2040
---------------------------------------------------------------------------------------------
 Female Age       45        55        65        75        45        55        65        75
---------------------------------------------------------------------------------------------
  Male Age
---------------------------------------------------------------------------------------------
     45          3.25      3.41      3.52      3.59      3.18      3.32      3.42      3.47
---------------------------------------------------------------------------------------------
     55          3.35      3.63      3.90      4.09      3.26      3.52      3.76      3.92
---------------------------------------------------------------------------------------------
     65          3.40      3.80      4.30      4.78      3.31      3.67      4.10      4.52
---------------------------------------------------------------------------------------------
     75          3.43      3.89      4.59      5.54      3.34      3.74      4.36      5.18
---------------------------------------------------------------------------------------------

[The values shown have not been adjusted for the annual Contract Maintenance Charge described on pages 3 and 7.]

Values not shown are available from Our Administrative Office on request.

                         Variable Annuity Option Tables

---------------------------------------------------------------------------------------------
                                    Option 1: Life Income
---------------------------------------------------------------------------------------------
                                  Monthly Income per $1,000
---------------------------------------------------------------------------------------------
   Year of
Annuitization         2010                2020                2030                2040
---------------------------------------------------------------------------------------------
     Age         Male     Female     Male     Female     Male     Female     Male     Female
---------------------------------------------------------------------------------------------
     30          4.47      4.38      4.44      4.36      4.41      4.34      4.39      4.32
---------------------------------------------------------------------------------------------
     35          4.58      4.47      4.55      4.44      4.51      4.41      4.48      4.39
---------------------------------------------------------------------------------------------
     40          4.74      4.60      4.69      4.55      4.64      4.52      4.60      4.49
---------------------------------------------------------------------------------------------
     45          4.94      4.75      4.88      4.70      4.82      4.65      4.76      4.61
---------------------------------------------------------------------------------------------
     50          5.20      4.96      5.12      4.90      5.04      4.83      4.97      4.78
---------------------------------------------------------------------------------------------
     55          5.54      5.24      5.43      5.15      5.34      5.07      5.25      5.00
---------------------------------------------------------------------------------------------
     60          6.00      5.62      5.86      5.50      5.74      5.40      5.62      5.30
---------------------------------------------------------------------------------------------
     65          6.65      6.15      6.46      5.99      6.29      5.84      6.14      5.72
---------------------------------------------------------------------------------------------
     70          7.56      6.90      7.30      6.68      7.07      6.48      6.86      6.30
---------------------------------------------------------------------------------------------
     75          8.81      8.01      8.45      7.69      8.12      7.41      7.83      7.16
---------------------------------------------------------------------------------------------
     80         10.55      9.65     10.05      9.18      9.59      8.76      9.19      8.40
---------------------------------------------------------------------------------------------
     85         12.99     12.09     12.30     11.39     11.68     10.79     11.14     10.26
--------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                         Option 2: Life Income with 10 year Guarantee
---------------------------------------------------------------------------------------------
                                  Monthly Income per $1,000
---------------------------------------------------------------------------------------------
   Year of
Annuitization         2010                2020                2030                2040
---------------------------------------------------------------------------------------------
     Age         Male     Female     Male     Female     Male     Female     Male     Female
---------------------------------------------------------------------------------------------
     30          4.47      4.38      4.44      4.36      4.41      4.34      4.39      4.32
---------------------------------------------------------------------------------------------
     35          4.58      4.47      4.54      4.44      4.51      4.41      4.48      4.39
---------------------------------------------------------------------------------------------
     40          4.73      4.59      4.68      4.55      4.64      4.51      4.60      4.48
---------------------------------------------------------------------------------------------
     45          4.92      4.74      4.86      4.69      4.80      4.65      4.75      4.61
---------------------------------------------------------------------------------------------
     50          5.16      4.95      5.09      4.88      5.02      4.82      4.95      4.77
---------------------------------------------------------------------------------------------
     55          5.48      5.21      5.38      5.13      5.30      5.05      5.22      4.99
---------------------------------------------------------------------------------------------
     60          5.90      5.57      5.77      5.46      5.66      5.36      5.56      5.27
---------------------------------------------------------------------------------------------
     65          6.44      6.04      6.29      5.90      6.15      5.77      6.02      5.66
---------------------------------------------------------------------------------------------
     70          7.12      6.67      6.93      6.49      6.76      6.33      6.60      6.18
---------------------------------------------------------------------------------------------
     75          7.90      7.49      7.69      7.27      7.49      7.06      7.31      6.88
---------------------------------------------------------------------------------------------
     80          8.73      8.42      8.53      8.18      8.32      7.96      8.13      7.75
---------------------------------------------------------------------------------------------
     85          9.48      9.31      9.32      9.11      9.16      8.91      9.00      8.72
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                 Option 3: Joint and Last Survivor Annuity (Male and Female)
---------------------------------------------------------------------------------------------
                                  Monthly Income per $1,000
---------------------------------------------------------------------------------------------
   Year of
Annuitization                   2020                                    2040
---------------------------------------------------------------------------------------------
 Female Age       45        55        65        75        45        55        65        75
---------------------------------------------------------------------------------------------
 Male Age
---------------------------------------------------------------------------------------------
     45          4.50      4.64      4.74      4.81      4.45      4.56      4.66      4.71
---------------------------------------------------------------------------------------------
     55          4.59      4.83      5.07      5.26      4.52      4.73      4.94      5.10
---------------------------------------------------------------------------------------------
     65          4.65      4.98      5.43      5.90      4.57      4.86      5.25      5.65
---------------------------------------------------------------------------------------------
     75          4.68      5.08      5.72      6.62      4.59      4.94      5.49      6.27
---------------------------------------------------------------------------------------------

[The values shown have not been adjusted for the annual Contract Maintenance Charge described on pages 3 and 7.]

Values not shown are available from Our Administrative Office on request.

                     Anchor National Life Insurance Company
                               1 SunAmerica Center
                           Los Angeles, CA 90067- 6022


                             CERTIFICATE OF COVERAGE

                                VARIABLE ANNUITY
                                NONPARTICIPATING